Exhibit 99.1

Vericel Corporation 64 Sidney Street Cambridge, MA 02139 T 617 588-5555 F 617 588-5554 www.vcel.com

Vericel Announces Preliminary Full-Year and Fourth Quarter 2023 Financial Results

Full-Year Total Revenue Expected to be Approximately $197.5 Million, Representing 20% Growth, with Fourth Quarter Revenue Growth of 23% to $65 Million

MACI Full-Year Revenue Expected to be Approximately $164.8 Million, Representing 25% Growth, with Fourth Quarter Revenue Growth of 22% to $56.7M

Fourth Quarter Burn Care Revenue Growth of Approximately 31%

CAMBRIDGE, Mass., January 9, 2024 (GLOBE NEWSWIRE) -- Vericel Corporation (NASDAQ:VCEL), a leader in advanced therapies for the sports medicine and severe burn care markets, today announced preliminary, unaudited financial results for the fourth quarter and year ended December 31, 2023.

Preliminary, Unaudited Full-Year 2023 Financial Results
•	Total net revenue expected to be approximately $197.5 million, representing 20% growth
•	MACI® net revenue expected to be approximately $164.8 million, representing 25% growth
•	Burn Care net revenue expected to be approximately $32.7 million, consisting of approximately $31.6 million of Epicel® revenue and $1.1 million of NexoBrid® revenue
•	Gross margin expected to be in the high-60% range
•	Adjusted EBITDA margin expected to be in the mid-teens percentage range, with full-year adjusted EBITDA growth expected to be approximately 30%
•	As of December 31, 2023, the Company had approximately $152 million in cash, restricted cash and investments and no debt

Preliminary, Unaudited Fourth Quarter Financial Results and Commercial Highlights
•	Total net revenue expected to be approximately $65.0 million, representing 23% growth
•	MACI net revenue expected to be approximately $56.7 million, representing 22% growth, marking the sixth straight quarter of 20%+ MACI growth
•	Burn Care net revenue expected to be approximately $8.3 million, representing 31% growth, consisting of approximately $7.8 million of Epicel revenue and $0.5 million of NexoBrid revenue
•	Positive adjusted EBITDA and Operating Cash Flow expected for the 14th straight quarter
•	Gross margin expected to be greater than 70%
•	Adjusted EBITDA margin expected to be approximately 30%

•	Highest number of MACI implants, implanting surgeons, surgeons taking biopsies and MACI biopsies in a quarter since launch
•	Highest number of Epicel biopsies in a quarter since 2021
•	NexoBrid commercial launch in the U.S., with over 50 burn centers submitting packages to Pharmacy and Therapeutics (P&T) committees and over 25 burn centers with P&T committee approvals

“The Company had a very strong close to the year with outstanding fourth quarter financial results driven by high revenue growth in both of our franchises and strong business fundamentals across our portfolio,” said Nick Colangelo, President and CEO of Vericel.  “We enter 2024 with a great deal of momentum and expect another year of high revenue growth and increasing profitability driven by continued strong execution with our core products, a full year of NexoBrid on the U.S. market and the anticipated launch of arthroscopic MACI later this year.”

Vericel is scheduled to present at the 42nd Annual J.P. Morgan Healthcare Conference at 10:30 a.m. ET (7:30 a.m. PT) on Wednesday, January 10, 2024.  A webcast of the presentation will be available on the Investor Relations section of the Vericel Corporation website at: http://investors.vcel.com.

About Vericel Corporation
Vericel is a leading provider of advanced therapies for the sports medicine and severe burn care markets. The Company combines innovations in biology with medical technologies, resulting in a highly differentiated portfolio of innovative cell therapies and specialty biologics that repair injuries and restore lives. Vericel markets three products in the United States. MACI (autologous cultured chondrocytes on porcine collagen membrane) is an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults. Epicel (cultured epidermal autografts) is a permanent skin replacement for the treatment of patients with deep dermal or full thickness burns greater than or equal to 30% of total body surface area. Vericel also holds an exclusive license for North American rights to NexoBrid (anacaulase-bcdb), a biological orphan product containing proteolytic enzymes, which is indicated for the removal of eschar in adults with deep partial-thickness and/or full-thickness burns. For more information, please visit www.vcel.com.

Epicel® and MACI® are registered trademarks of Vericel Corporation.  NexoBrid® is a registered trademark of MediWound Ltd. and is used under license to Vericel Corporation.  © 2024 Vericel Corporation.  All rights reserved.

Preliminary and Unaudited Nature of Reported Results
Our revenue expectations for the fourth quarter and full-year ended 2023, as well as our estimates concerning adjusted EBITDA, operating cash flows, cash, restricted cash and investments are preliminary, unaudited and are subject to change based on the completion of ongoing internal control, review, and audit procedures.  As a result, these amounts may differ materially from the amounts that will be reflected in the Company’s consolidated financial statements for the year ended December 31, 2023.  Accordingly, you should not place undue reliance on this preliminary estimate.

GAAP v. Non‑GAAP Measures
Vericel has provided in this release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Vericel’s management believes that the non-GAAP adjusted EBITDA described in the release, which includes adjustments for specific items that are generally not indicative of our core operations, provides additional information that is useful to investors in understanding Vericel’s underlying performance, business and performance trends, and helps facilitate period-to-period comparisons and comparisons of its financial measures with other companies in Vericel’s industry. However, the non-GAAP financial measures that Vericel uses may differ from measures that other companies may use. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

Forward-Looking Statements
Vericel cautions you that all statements other than statements of historical fact included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.  Although we believe that we have a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting us and are subject to risks, assumptions, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.  Our actual results may differ materially from those expressed or implied by the forward-looking statements in this press release.  These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “continues,” “believe,” “guidance,” “outlook,” “target,” “future,” “potential,” “goals” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

Among the factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the inherent uncertainties associated with our expectations concerning expected revenue results for the fourth quarter and full-year ended 2023, adjusted EBITDA, operating cash flow, and estimates of our cash, restricted cash and investments as of December 31, 2023.  Vericel’s revenue expectations for the fourth quarter and full-year ended 2023, as well as its estimates concerning adjusted EBITDA, operating cash flow, and cash, restricted cash and investments are preliminary, unaudited and are subject to change during ongoing internal control, review, and audit procedures.  Additional factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, uncertainties associated with our expectations regarding future revenue, growth in revenue, market penetration for MACI, Epicel, and NexoBrid, growth in profit, gross margins and operating margins, the ability to continue to scale our manufacturing operations to meet the demand for our cell therapy products, including the timely completion of a new headquarters and manufacturing facility in Burlington, Massachusetts, the ability to achieve or sustain profitability, contributions to adjusted EBITDA, the expected target surgeon audience, potential fluctuations in sales and volumes and our results of operations over the course of the year, timing and conduct of clinical trial and product development activities, timing and likelihood of the FDA’s potential approval of the arthroscopic delivery of MACI to the knee or the use of MACI to treat cartilage defects in the ankle, the estimate of the commercial growth potential of our products and product candidates, competitive developments, changes in third-party coverage and reimbursement, physician and burn center adoption of NexoBrid, supply chain disruptions or other events or factors affecting MediWound’s ability to manufacture and supply sufficient quantities of NexoBrid to meet customer demand, including but not limited to the ongoing Israel-Hamas war, negative impacts on the global economy and capital markets resulting from the conflict in Ukraine and the Israel-Hamas war, adverse developments affecting financial institutions, companies in the financial services industry or the financial services industry generally, global geopolitical tensions or record inflation and potential future impacts on our business or the economy generally stemming from a resurgence of COVID-19 or another similar public health emergency.

These and other significant factors are discussed in greater detail in Vericel’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (SEC) on February 23, 2023, Vericel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 8, 2023, and in other filings with the SEC. These forward-looking statements reflect our views as of the date hereof and Vericel does not assume and specifically disclaims any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Investor Contact:
Eric Burns
ir@vcel.com
+1 (734) 418-4411

Media Contact:
Julie Downs
media@vcel.com